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                                                      Exhibit 23


                     INDEPENDENT AUDITORS' CONSENT
                     -----------------------------

 The Board of Directors
 Emerson Electric Co.:

 We consent to incorporation by reference in Registration Statement Nos. 333-46919, 333-72591, 333-44163, 33-57161, 33-38805, 33-34948, 33-34633,
 33-57985, 33-60399 and 33-2739 on Form S-8 and Registration Statement Nos. 333-52658, 333-84673, 333-66865, 33-62545 and 33-39109 on Form S-3 of Emerson
 Electric Co. of our report dated November 6, 2000, relating to the Consolidated balance sheets of Emerson Electric Co. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000, which report is incorporated by reference in the September 30, 2000 annual report on Form 10-K of Emerson Electric Co.


 /s/ KPMG LLP


 St. Louis, Missouri
 July 3, 2001